Exhibit 10.3
FORM OF
RESTRICTED COMMON STOCK AWARD AGREEMENT

granted under the

HIGHPOINT RESOURCES CORPORATION 2012 EQUITY INCENTIVE PLAN (THE “PLAN”)

THIS RESTRICTED COMMON STOCK AWARD AGREEMENT (this “Agreement”), evidences the grant by HighPoint Resources Corporation (the “Company”) of an award of restricted Common Stock (the “Award”) to the person listed as “Granted To” on Exhibit 1 (“Participant”) on the “Grant Date” listed on Exhibit 1 (“Grant Date”) and the Participant’s acceptance of the Award in accordance with the provisions of the HighPoint Resources Corporation (f/k/a Bill Barrett Corporation) 2012 Equity Incentive Plan, as amended through February 21, 2020, and as same may be amended thereafter (the “Plan”). Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Plan. The Company and the Participant agree as follows:

1.Basis for Award. This Award is made under the Plan for services rendered to the Company by the Participant.

2.Restricted Common Stock Awarded.

(a)The Company hereby awards to the Participant, the number of shares of restricted Common Stock listed as “Number of Restricted Shares” on Exhibit 1, which shall be subject to the restrictions and conditions set forth in the Plan and this Agreement.

(b)Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or, if applicable, by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to transfer restrictions and accompanied by a similar legend. Upon the vesting of Shares of Restricted Stock and the corresponding lapse of the restrictions and forfeiture conditions, the corresponding transfer restrictions and restrictive legend will be removed from the book-entry evidencing such Shares or, if applicable, the certificate evidencing such Shares, and any such certificate shall be delivered to the Participant.

(c)Except as otherwise provided in the Plan (including, without limitation, Section 6(h)) or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock. If the Award is forfeited in whole or in part, the Participant will assign, transfer, and deliver any evidence of the shares of Restricted Stock to the Company and cooperate with the Company to reflect such forfeiture. By accepting the Award, the Participant acknowledges that the Company does not have an adequate remedy in damages for the breach by the Participant of the conditions and covenants set forth in this Agreement and agrees that the Company is entitled to and may obtain an order or a decree of specific performance against the Participant issued by any court having jurisdiction.

(d)The shares of restricted Common Stock covered by this Award will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company, in the event of any sale, assignment, transfer, hypothecation, pledge or other alienation of such restricted Common Stock made or attempted, whether voluntary or involuntary, and if involuntary whether by process of law in any civil or criminal suit, action or proceeding, whether in the nature of an insolvency or bankruptcy proceeding or otherwise.

3.Vesting.

(a)The restrictions described in Section 2 of this Agreement will lapse in accordance with the vesting schedule set forth on Exhibit 1, provided that the Participant is still employed by the Company on such vesting dates. Unless otherwise provided by the Committee or the Plan, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the last vesting date, the remaining shares of restricted Common Stock shall be forfeited and the Participant shall have no further rights with respect to the Award.

(b)Upon the occurrence of a Change in Control, the Committee may take such action with respect to the Restricted Stock as it determines in its sole and absolute discretion consistent with the provisions of Section 12 of the Plan and the terms and conditions of any separate employment, severance or change in control agreement with the Participant.

4.Compliance with Laws and Regulations. This Award is subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares deliverable hereunder is required by any securities exchange or under any Federal or state law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of delivering such shares, or in connection with such delivery, no shares shall be delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.Tax Withholding.

(a)The Participant agrees that, subject to clause 5(b) below, no later than the date as of which the restrictions on the shares of restricted Common Stock shall lapse with respect to all or any of the shares covered by this Agreement, the Participant shall pay to the Company any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the shares for which the restrictions shall lapse. The Participant may cover all or any part of any tax withholdings (up to the maximum statutory tax rates in the Participant’s applicable jurisdictions) by delivering to the Company shares of Common Stock having a Fair Market Value equal to the amount of the withholding tax obligation. Such shares so delivered may be either shares withheld by the Company upon the lapse of restrictions with respect to such shares or other shares held by the Participant.

(b)If the Participant properly elects, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value as of the Grant Date of the shares of restricted Common Stock granted hereunder pursuant to Section 83(b) of the Code, the Participant shall pay to the Company, or make other arrangements satisfactory to the Committee to pay to the Company, any federal, state or local taxes required to be withheld with respect to such shares. If the Participant fails to make such payments, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to such shares.

6.Non-Transferability. Shares of Restricted Stock shall not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process unless and until the vesting requirements set forth in Section 3 have been satisfied with respect to such shares of Restricted Stock. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of Restricted Stock in violation of this Section 6, such Restricted Stock and all rights thereunder shall immediately become null and void.

7.No Right to Continuous Service. Nothing contained in the Plan or in this Award shall confer upon the Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.

8.Representations and Warranties of Participant. The Participant represents and warrants to the Company that:

(a)Agrees to Terms of the Plan. The Participant has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock or disposition of the shares once vested, and that the Participant should consult a tax adviser prior to such time.

(b)Cooperation. The Participant agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

9.Adjustments. The Restricted Stock Award may be adjusted or terminated in any manner as contemplated by the Plan.

10.Binding Effect. Subject to Section 6 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon the Participant and the Participant’s heirs, executors, administrators, and legal representatives.

12.Governing Law; Modification. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to its conflict of law principles. Subject to the Change in Control and Adjustment provisions of this Agreement and the Plan, no amendment to this Award shall be made that would adversely affect the rights of the Participant without the Participant’s written consent.

13.Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

14.Gender and Number. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.

EMPLOYEE:	COMPANY:
HIGHPOINT RESOURCES CORPORATION

By:	By:
Name:

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